UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2025

Gen Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000
Tempe, AZ 85281
(Address of principal executive offices, and Zip Code)

(650) 527-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On February 28, 2025, Gen Digital Inc. (the “Company”) issued $950 million aggregate principal amount of 6.250% Senior Notes due 2033 (the “Notes”). The Notes were issued in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company received gross proceeds from the offering of approximately $950 million. The Company has used the net proceeds of the Notes offering, together with cash on hand, to repurchase all of its outstanding 5.00% Senior Notes due 2025 (the “2025 Notes”) and pay accrued and unpaid interest thereon (the “Redemption”).

Notes Indenture

The Notes were issued pursuant to that certain Base Indenture, dated as of February 9, 2017 (the “Base Indenture”), between the Company (f/k/a Symantec Corporation) and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture, dated February 28, 2025 (the “Fourth Supplemental Indenture), by and among the Company, the guarantors party thereto and the Trustee (together with the Base Indenture, the “Indenture”).

The Notes will bear interest at a rate of 6.250% per year payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2025. The Notes will mature on April 1, 2033.

The Company may redeem some or all of the Notes at any time prior to April 1, 2028 at a price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on April 1, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, less (b) interest accrued to the date of redemption and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date. In addition, on or after April 1, 2028, the Company may redeem some or all of the Notes at the applicable redemption prices set forth in the Fourth Supplemental Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Company may also redeem up to 40% of the aggregate principal amount of the Notes at any time prior to April 1, 2028 with an amount equal to or less than the net cash proceeds from certain equity offerings at a redemption price equal to 106.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

If an Event of Default, as defined in the Indenture, shall have happened and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, subject to certain exceptions provided in the Indenture, declare the principal amount, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, if any, and interest with respect to the Notes shall be due and payable immediately. In the case of certain events of bankruptcy or insolvency, all outstanding Notes shall automatically become and be immediately due and payable.

The foregoing descriptions of the Notes, Base Indenture and Fourth Supplemental Indenture do not purport to be complete and each is qualified in its entirety by reference to the complete terms of the Base Indenture, which was filed as Exhibit 4.01 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2017, and the Fourth Supplemental Indenture attached hereto as Exhibit 4.01, which is incorporated herein by reference.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes were not and will not be registered under the Securities Act or the securities laws of any state and were not offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Notes Redemption

On February 9, 2017, the Company issued $1.1 billion in aggregate principal amount of the 2025 Notes pursuant to the Base Indenture, as supplemented by that certain first supplemental indenture, by and between the Company and the Trustee. The material terms and conditions of the 2025 Notes were described in our Current Report on Form 8-K filed on February 9, 2017.

As described above, on February 28, 2025, the Company used the net proceeds of the Notes offering, together with cash on hand, for the Redemption.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.01
Fourth Supplemental Indenture, dated as of February 28, 2025, by and among Gen Digital Inc., as issuer, the guarantors party thereto and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (including the form of 6.250% Senior Notes due 2033).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2025

Gen Digital Inc.

By:	/s/ Bryan Ko
	Name:	Bryan Ko
	Title:	Chief Legal Officer and Corporate Secretary